SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), is dated as of May 3, 2006 and entered into between MIGENIX Inc., a corporation incorporated under the laws of the Province of British Columbia (the “Grantor”) and Computershare Trust Company, Inc., a limited purpose trust company chartered by the State of Colorado (together with any substitute or successor trustees under the Indenture, the “Trustee”), acting on behalf of the Unitholders, as defined herein.

RECITALS

WHEREAS, the Grantor and the Buyers (as defined herein) have entered into the Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Purchase Agreement”);

WHEREAS, it is a condition precedent to the payment of the purchase price by the Buyers that the Grantor shall have granted the security interests contemplated by this Security Agreement to the Trustee for the benefit of the Unitholders;

WHEREAS, the Grantor and the Trustee have entered, therefore, into the Trust Indenture, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Indenture”) in order to establish the Trustee’s duties, obligations, and rights with respect to the Units, the Unitholders and the security interest granted hereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Trustee hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.

Certain Terms.

The following terms, when used in this Security Agreement, including its preamble and recitals, shall have the following meanings:

“Account” shall have the meaning provided in the PPSA.

“Applicable Percentage” shall have the meaning set forth in the Indenture.

“Assigned Interests” shall mean the right to receive amounts payable to the Grantor equal to the Applicable Percentage of the Purchased Royalties.

“Buyers” shall mean those initial Unitholders listed in the Schedule of Buyers of the Purchase Agreement.

“Collateral” shall have the meaning set forth in Section 2.1.

“Conversion” shall have the meaning set forth in the Indenture.

“Event of Default” shall have the meaning set forth in the Indenture.

“Intangible” shall have the meaning provided in the PPSA.

“Grantor” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the agreement dated as of the date hereof among the Grantor and the Trustee, as such Indenture may be amended or restated from time to time, or, if applicable, any subsequent agreement among the Grantor, the Trustee, and any substitute or successor Trustee.

“Instrument” shall have the meaning provided in the PPSA.

“Licensed Products” shall mean any products developed, manufactured, or sold pursuant to the Licensed Rights under any of the Subject Agreements.

“Licensed Rights” shall have the meaning set forth in the Indenture.

“Lien” shall mean any lien, encumbrance, security interest, mortgage, or charge of any kind.

“New Purchaser” shall have the meaning set forth in Section 4.3 hereof.

“Obligations” shall mean any and all present and future obligations of the Grantor under the Transaction Documents.

“PPSA” means the Personal Property Security Act (British Columbia) as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

“Permitted Encumbrances” shall have the meaning set forth in Section 4.3 hereof.

“Proceeds” shall have the meaning provided in the PPSA.

“Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Receivables” mean the Revenue Interests and the Related Receivables.

“Related Receivables” shall have the meaning set forth in Section 2.1(g).

“Revenue Interests” shall mean all of the Grantor’s rights to receive payments in respect of sales of the Licensed Products, whether to end-users or distributors (whether such sales are made directly or through licensees) and with respect to the Subject Agreements, all of

Grantor’s rights under such Subject Agreements, including, without limitation, rights to receive payments in respect of sale of the Licensed Products.

“Security Agreement” shall have the meaning set forth in the preamble hereto.

“Segregated Account” shall have the meaning set forth in the Indenture.

“Subject Agreements” shall have the meaning set forth in the Indenture.

“Subject IP” means all intellectual property, whether or not patented or patentable, that underlies the Licensed Rights granted pursuant to one or more Subject Agreements.

“Purchased Royalties” shall have the meaning set forth in the Indenture.

“Transaction Documents” shall mean, collectively, the Purchase Agreement, this Security Agreement and the Indenture.

“Trustee” shall have the meaning set forth in the preamble to this Security Agreement.

“Units” means the royalty conversion units of the Grantor issued and certified pursuant to the Indenture and outstanding at any given time.

“Unitholders” means those Persons at any given time entered in the Units register as holders of Units, as more fully set forth in the Indenture.

Section 1.2.

Indenture Definitions.

Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

Section 1.3.

Statutory Definitions.

Unless otherwise defined herein or the context otherwise requires, terms referring to PPSA are used in this Security Agreement as defined in such Act, as the same is in effect from time to time in British Columbia.

Section 1.4.

Other Interpretive Provisions.

(a)

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)

The words “hereof,” “herein,” “hereunder” and similar words refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement; and subsection, Section, Schedule, and Exhibit references are to this Security Agreement unless otherwise specified.

(c)

(i)

The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)

The term “including” is not limiting and means “including without limitation.”

(iii)

The term “property” includes any kind of property or asset, personal or mixed, tangible or intangible, other than real property.

(d)

Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Transaction Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

(e)

The captions and headings of this Security Agreement are for convenience of reference only and shall not affect the interpretation of this Security Agreement.

ARTICLE II
SECURITY INTEREST

Section 2.1.

Grant of Security.

As collateral security for the prompt and complete payment and performance when due of the Obligations, the Grantor hereby assigns, pledges and grants to the Trustee a security interest in all of the Grantor’s right, title, and interest in and to the following property, whether now owned or hereafter existing or acquired (the “Collateral”):

(a)

the Purchased Royalties;

(b)

the Revenue Interests;

(c)

the Assigned Interests;

(d) the Subject IP;

(e) the Licensed Rights;

(f) the Subject Agreements;

(g) all Accounts, contract rights, Instruments, and Intangibles, in each case, constituting, comprising, or evidencing any of the foregoing in this Section 2.1

(any and all such Accounts, contract rights, payments intangibles, Instruments, and Intangibles being the “Related Receivables”);

(h) all books, records, data bases, and information, in each case, specifically relating to any of the foregoing in this Section 2.1;

(i) all money now or at any time in the possession or under the control of, or in transit to, the Trustee relating to any of the foregoing in this Section 2.1; and

(j) the Segregated Account, all funds on deposit in such account, all investments arising out of such funds, all claims thereunder or in connection therewith, and all cash, securities, rights, and other property at any time and from time to time received, receivable, or otherwise distributed in respect of such account, such funds, or such investments; and

(k) all products and Proceeds of and from any and all of the foregoing Collateral, all proceeds which constitute property of the types described in clauses (a) through (j) and, to the extent not otherwise included, all payments under insurance (whether or not the Trustee are the loss payees thereof), or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, but for greater certainty not including monies received by the Grantor from the Trustee as payments from the Segregated Account on account of its entitlement to receive a portion of the Purchased Royalties in excess of the Applicable Percentage so long as no Event of Default has occurred and is continuing at the date of such payment;

provided, however, that the term “Collateral” shall not include, and the Grantor shall not be deemed to have granted a security interest in, any of the Grantor’s right, title or interest in, or any rights under,  any contract or other agreement existing on the Closing Date to the extent that such grant would result in a breach of a term of such contract or agreement prohibiting such grant without the consent of the other party thereto, other than to the extent that any such term would be rendered ineffective pursuant to the PPSA.

Section 2.2.

Continuing Security Interest.

This Security Agreement shall create a continuing security interest in the Collateral and shall:

(a)

remain in full force and effect until the payment and performance in full of all the Obligations or the Conversion of all Units;

(b)

be binding upon the Grantor and its successors, transferees and assigns; and

(c)

inure, together with the rights and remedies of the Trustee, to the Trustee and its respective successors and assigns, in each case for the benefit of the Unitholders.

Upon the payment and performance in full of the Obligations or upon the Conversion of all Units, whichever occurs sooner, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor.  Upon any such termination, the Trustee will, at the Grantor’s sole expense, promptly execute and deliver to the Grantor such instruments and documents necessary and as the Grantor shall reasonably request to evidence such termination.

Section 2.3.

Grantor Remains Liable.

Anything herein to the contrary notwithstanding:

(a)

the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)

the exercise by the Trustee of any of its rights and remedies hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)

the Trustee shall have no obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, and the Trustee shall not be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Trustee as follows:

Section 3.1.

Location of Collateral, etc.

(a)

On the date hereof, the place(s) of business and principal executive office of the Grantor and the office(s) where the Grantor keeps its records concerning the Receivables are located at the addresses set forth on Item A of Schedule I.

(b)

The Grantor has no trade name.

(c)

Except as set forth on Schedule 3.1, during the past five years, the Grantor has not been known by any name different from the one set forth on the signature page hereto, and the Grantor has not been the subject of any merger or other corporate reorganization.

(d)

None of the Receivables is evidenced by a promissory note or other instrument.

Section 3.2.

Ownership; No Liens.

The Grantor owns the Collateral free and clear of any Liens except for the security interest created by this Security Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Trustee relating to this Security Agreement.

Section 3.3.

Validity.

This Security Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Obligations.  Upon the filing of appropriate financing statements in the applicable filing offices in the jurisdictions listed in Schedule II, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the first priority security interest granted by the Grantor to the Trustee in the Collateral will have been accomplished and will create a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens.

Section 3.4.

Authorization, Approval.

No authorization, approval, or other action by, and no notice to or filing with, any Government Authority or other Person is required either:

(a)

for the grant by the Grantor of the security interest granted hereby or for the execution, delivery, and performance of this Security Agreement by the Grantor; or

(b)

for the perfection of or exercise by the Trustee of its rights and remedies hereunder, other than (i) the filing of financing statements in the offices listed in Item B of Schedule I and (ii) the establishment of the Segregated Account in accordance with Section 2.09 of the Indenture.

ARTICLE IV
COVENANTS

The Grantor hereby covenants and agrees that, so long as this Security Agreement shall remain in effect, the Grantor agrees to the following:

Section 4.1.

As to Receivables.

(a)

The Grantor shall keep its place(s) of business and its principal executive office and the office(s) where it keeps its books and records (including those concerning the Receivables) and all original copies of the Subject Agreements located, in each case, at its address specified in Item A of Schedule I, or, upon 30 days’ prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.4 shall have been taken with respect to the Receivables and the Subject Agreements; not change its name or its state or place of incorporation or organization except upon 30 days’ prior written notice to the Trustee; and hold and preserve such books and records.

(b)

Except as otherwise provided in this subsection (b) and subject to the Indenture, until an Event of Default has occurred and is continuing, the Grantor shall, subject to any provision of the Indenture to the contrary, continue to collect, at its own expense, all amounts due or to become due to the Grantor under the Subject Agreements.  In connection with such collections, provided no Event of Default shall have occurred and be continuing, the Grantor may, as permitted by the Indenture, take (and, at the Trustee’s direction, shall take) such action as the Grantor may deem necessary or advisable to enforce collection of the applicable Subject Agreement.  At any time after an Event of Default has occurred and is continuing, the Trustee shall have the right to notify the account debtors or obligors under any Receivables of the security interest of the Trustee in such Receivables to the Trustee and to direct such account debtors or obligors to make payment to the Trustee of any amounts due or to become due thereunder and enforce collection of any of the Receivables by suit or otherwise and surrender, release or exchange all or any part thereof, or adjust, settle or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  If an Event of Default has occurred and is continuing, upon the request of the Trustee, the Grantor will, at its own expense, notify any parties obligated on any of the Receivables to make payment to the Trustee of any amounts due or to become due thereunder, and in such event, the Trustee are authorized to endorse, in the name of the Grantor, any item representing any payment on or other proceeds of any of the Receivables.

(c)

After delivery to the Grantor by the Trustee of a notice that an Event of Default has occurred and is continuing:  (i) all amounts and proceeds (including Instruments) received by the Grantor in respect of any Receivables shall be received in trust for the benefit of the Trustee hereunder, shall be segregated from other funds of the Grantor, and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsements) to be held as cash collateral and applied as provided by this Security Agreement; and (ii) subject to any provision of the Indenture to the contrary, the Grantor shall not adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(d)

After the occurrence and during the continuance of an Event of Default,  (A) the Trustee may in its own name or in the name of others communicate with account debtors in order to verify with them to the Trustee’s reasonable satisfaction the existence, amount and terms of any Receivables and (B) the Trustee shall have the right, at the Grantor’s expense, to make test verifications of the Receivables in any reasonable manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance as the Trustee may reasonably require in connection therewith.

Section 4.2.

Insurance.

The Grantor will maintain or cause to be maintained at all times insurance against loss or damage sufficient to cover all the Collateral that are of an insurable nature to the same extent assets of a similar character are usually so insured by companies similarly situated and owning like assets, with insurers believed by the Grantor to be responsible and reputable.  If an Event of Default exists at the time any insurance proceeds relating to the Collateral are received, all such proceeds shall be paid to the Trustee for application in accordance with the terms and conditions of the Indenture and this Security Agreement.

Section 4.3.

Transfers and Other Liens; Permitted Encumbrances.

The Grantor shall not:

(a)

create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created by this Security Agreement; or

(b)

sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as otherwise permitted by the Indenture;

provided, however, that the Grantor may: (i) grant a security interest in the Subject IP (including the patents comprising the Subject IP) to other purchasers (“New Purchasers”) with respect to the Grantor’s interest (or any portion thereof) in the Subject IP not comprising the Licensed Rights, and the Trustee will, under such circumstances, enter on behalf of the Unitholders into an intercreditor agreement with respect to the Subject IP with the New Purchasers, granting such New Purchasers creditors’ rights pari passu to those held by the Trustee on behalf of the Unitholders, on terms to be agreed to with the Unitholders, the Grantor, and the New Purchasers, acting reasonably; and (ii) grant to New Purchasers a security interest in the Subject IP comprising the Licensed Rights, the Purchased Royalties, the Licensed Rights and the Subject Agreements in order to secure payment of that remaining portion of the Purchased Royalties not comprising the Applicable Percentage thereof, provided, however, that in such event the Trustee shall not grant such New Purchasers a pari passu position with respect to the Subject IP.  The security interests referred to in the immediately preceding subsections (i) and (ii) are “Permitted Encumbrances.”

Section 4.4.

Further Assurances.

The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments, assignments, agreements and documents, and take all further action, that may be reasonably necessary or desirable, or that the Trustee may reasonably request, in order to perfect, preserve, and protect any security interest granted or purported to be granted hereby and the priority thereof or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing the Grantor will:

(a)

if any Collateral shall be evidenced by a promissory note or other instrument or negotiable document, deliver and pledge to the Trustee hereunder such promissory note, instrument or negotiable document duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee;

(b)

execute and file such financing or continuation statements, or amendments thereto, and such other instruments, assignments or notices, as may be necessary or desirable, or as the Trustee may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee;

(c)

furnish to the Trustee, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, and all in reasonable detail and in accordance with the terms of the Indenture.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.  A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 4.5.

General Covenants.

Without limiting any of the foregoing covenants, the Grantor agrees (a) not to use or permit any Collateral to be used unlawfully or in material violation of any provision of the Indenture, the Purchase Agreement, this Security Agreement, any other Transaction Document, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; and (b) to pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Collateral.

ARTICLE V
RIGHTS AND DUTIES OF THE TRUSTEE

Section 5.1.

Trustee Appointed Attorney-in-Fact.

The Grantor hereby irrevocably appoints the Trustee (acting on the Unitholders’ behalf) as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Trustee’s discretion when an Event of Default has occurred and is continuing, to take any appropriate action and to execute any instrument that the Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement (but the Trustee shall not be obligated to and shall have no liability to the Grantor or any third party for failure so to do) including, without limitation:

(a)

to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)

to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with clause (a) above;

(c)

to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral;

(d)

to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.4);

(e)

to execute and deliver for and on behalf of the Grantor any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of the Grantor of any rights, benefits or options created or existing under or pursuant to the Collateral; and

(f)

to execute endorsements, assignments, or other instruments of conveyance and transfer.

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

Section 5.2.

Trustee May Perform.

If the Grantor fails to perform any agreement contained herein, the Trustee  may itself perform, or cause performance of, such agreement, provided that the Trustee shall in any event first have given the Grantor written notice of its intent to do the same and the Grantor shall not have, within 30 days of such notice (or such shorter period as the Trustee may reasonably determine is necessary in order to preserve the benefits of this Security Agreement with respect to any material portion of the Collateral), paid such claim or obtained to the Trustee’s satisfaction the release of the claim or Lien to which such notice relates.  The Grantor agrees to reimburse the Trustee upon demand for any costs and expenses, including, without limitation, reasonable attorneys’ fees, the Trustee incurs while acting as the Grantor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby.

Section 5.3.

Limitations on Duties of Trustee.

The Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Security Agreement, and no implied covenants or obligations shall be read into this Security Agreement against the Trustee.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Security Agreement, and shall not be liable (except for its gross negligence or willful misconduct) with respect to any action taken by it, or omitted to be taken by it, in accordance with, and subject to the limitations contained in, the Indenture.

Section 5.4.

Reasonable Care.

It is understood and agreed between the parties hereto that the Trustee’s duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession should be to deal with it in the same manner as the Trustee deals with similar property for its own account; provided, however, that the Trustee shall not be required to make any presentment, demand, or protest, or give any notice, and need not take any action to preserve any rights against any other Person with respect to the Collateral.

ARTICLE VI
REMEDIES

Section 6.1.

Certain Remedies.

If any Event of Default shall have occurred and is continuing:

(a)

The Trustee may exercise in respect of the Collateral, in addition to other rights available to it at law or in equity or otherwise, all the rights and remedies of a secured party on default under the PPSA (whether or not the same applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties, (ii) exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, (iii) withdraw all monies, securities and other property in the Segregated Account for application to the Obligations, (iv) foreclose or otherwise enforce the Trustee’s security interest in any manner permitted by law or provided for in this Security Agreement, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any place or places for cash, on credit, or for future delivery, and upon such other terms as the Trustee may reasonably determine, (vi) recover from the Grantor all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by the Trustee in exercising any right, power, privilege or remedy provided by this Security Agreement or by law, (vii) enter into property where any Collateral is located and take possession thereof, (viii) prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Trustee deems appropriate; provided, however, that notwithstanding the foregoing to the contrary, the Trustee may sell or otherwise dispose the Collateral or any portion thereof in its then condition without any preparation or processing; and (iv) appoint, by instrument, a receiver, receiver and manager or receiver-manager of the Collateral, with or without bond, as the Trustee may determine, with all such powers as may be conferred on it by law.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Upon any sale or other disposition pursuant to this Security Agreement, the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of.  Each purchaser at any such sale or other disposition (including the Trustee) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the Grantor and the Grantor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

(b)

All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to the Obligations.  If any non-cash proceeds are received in connection with any sale of Collateral, the Trustee shall not apply such non-cash proceeds to the Obligations unless and until such proceeds are converted to cash; provided, however, that if such non-cash proceeds are not expected on the date of receipt thereof to be converted to cash within one year after such date, the Trustee shall nonetheless use commercially reasonable efforts to convert such non-cash proceeds to cash within such one-year period.  Any surplus of such cash or cash proceeds held by the Trustee after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.

Amendments.

No amendment to or waiver of any provision of this Security Agreement and no consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.2.

Release of Collateral.

If any of the Collateral shall be sold, transferred, or otherwise disposed of by the Grantor in a transaction not expressly prohibited by the Indenture, then the Trustee shall, at the Grantor’s written request, promptly execute and deliver to the Grantor (at the sole cost and expense of the Grantor) such instruments or documents necessary and as the Grantor shall reasonably request to release the Liens created hereby on such Collateral, including any necessary financing statement amendment, discharge or partial discharge under the PPSA.

Section 7.3.

Notices.

All notices and other communications shall be given as set forth in Article X of the Indenture.

Section 7.4.

Waiver; Cumulative Remedies.

(a)

No failure to exercise and no delay in exercising, on the part of the Trustee, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege.

(b)

The Grantor waives any right to require the Trustee to proceed against any Person or to exhaust any Collateral or to pursue any remedy in such Trustee’s power.

(c)

The rights, powers and remedies of the Trustee under this Security Agreement shall be in addition to all rights, powers and remedies given to the Trustee by virtue of any statute or rule of law, the Indenture or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Trustee’s security interest in the Collateral.

Section 7.5.

Successors and Assigns.

The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Trustee.

Section 7.6.

Counterparts.

This Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

Section 7.7.

Severability.

The illegality or unenforceability of any provision of this Security Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Security Agreement or any instrument or agreement required hereunder.

Section 7.8.

Governing Law and Jurisdiction.

All questions concerning the construction, validity, enforcement and interpretation of this Security Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the laws of British Columbia shall be applicable with respect to corporate matters applicable to the Company.  Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of San Francisco, which shall be the exclusive venue for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.9.

Waiver of Jury Trial.

EACH OF THE GRANTOR AND THE PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT.

IN WITNESS WHEREOF, the Grantor and the Trustee have caused this Security Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

GRANTOR:	MIGENIX INC. By: ____________________________________________ Name: Title:
TRUSTEE:	COMPUTERSHARE TRUST COMPANY, INC. By: ____________________________________ Name: Title: By: ____________________________________ Name: Title:

SCHEDULE I

to Security Agreement

LOCATIONS OF CERTAIN COLLATERAL

Place(s) Of Business And Principal Executive Office of the Grantor:

Grantor's principal place of business and executive offices are located at

3650 Wesbrook Mall

Vancouver, British Columbia, Canada V6S 2L2

Addresses of the Properties at which the Grantor Maintains Records Relating to the Collateral:

3650 Wesbrook Mall

Vancouver, British Columbia, Canada V6S 2L2

SCHEDULE II

to Security Agreement

OFFICES FOR FILING FINANCING STATEMENTS

British Columbia, Canada

District of Columbia, United States of America

SCHEDULE 3.1

to Security Agreement

NAMES AND CORPORATE REORGANIZATIONS AND MERGERS

Prior to September 9, 2004 the name of the Grantor was Micrologix Biotech Inc.

SECURITY AGREEMENT

Dated as of May 3, 2006

between

MIGENIX INC.,
as Grantor,

and

COMPUTERSHARE TRUST COMPANY, INC.,
as Trustee